Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of Manuel Chavez, III, as Chief Executive Officer of Mobile Infrastructure Corporation (the “Registrant”), Stephanie Hogue, as President of the Registrant, and J. Kevin Bland, as Chief Financial Officer of the Registrant, hereby certifies, pursuant to 18 U.S.C. §1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)           the Registrant’s accompanying Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: November 18, 2021

/s/ Manuel Chavez, III
Manuel Chavez, III
Chief Executive Officer
(Principal Executive Officer)
Mobile Infrastructure Corporation

Date: November 18, 2021

/s/ Stephanie Hogue
Stephanie Hogue
President
(Co-Principal Financial Officer)
Mobile Infrastructure Corporation

Date: November 18, 2021

/s/ J. Kevin Bland
J. Kevin Bland
Chief Financial Officer
(Co-Principal Financial Officer)
Mobile Infrastructure Corporation

The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350, and is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing.